UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
February 2, 2007

CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50550 (Commission File Number)	20-0178991 (IRS Employer Identification No.)
660 Madison Avenue, 15th Floor,
New York, New York
(Address of Principal Executive Offices and zip code)
(212) 753-0804
(Registrant’s telephone
number, including area code)
Great Wall Acquisition Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Departure of Directors/Election of Directors
     On February 2, 2007, the Board of Directors (the “Board”) of ChinaCast Education Corporation (the “Company”) increased the number of directors of the Company to six and appointed Ron Chan Tze Ngon, Yin Jianping, Daniel Tseung, Justin Tang and Richard Xue to fill in the new vacancies in the Company’s Board of Directors. In connection with the Company’s acquisition of ChinaCast Communication Holdings Limited (“ChinaCast”), the Company and ChinaCast agreed that following the consummation of the acquisition, that the Company would appoint Messrs Chan, Jianping and Tang to serve as directors of the Company.
     Simultaneous with their appointments as directors of the Company, the Board appointed Mr. Tang, Mr. Tseung and Mr. Xue as the members of the Board’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.
     On February 2, 2007, Kin Shing Li resigned from his position as a member of the Company’s Board of Directors. There were no disagreements between Mr. Li and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation.
     There have been no other transactions since January 1, 2006, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any current or former director of officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had, or will have, a direct or indirect material interest other than as disclosed below.
     Since the beginning of the Company’s last fiscal year, the Company has obtained five loans aggregating US$440,000 from Mr. Tang for the purpose of funding obligations incurred by the Company in connection with amending its certificate of incorporation and completing its acquisition of ChinaCast. These loans bore simple interest at the rate of 8% per annum and were due on December 31, 2006. The Company has repaid these loans in full.
     ChinaCast provides its services and products to end users in the PRC through ChinaCast Li Xiang Co., Ltd. (CCLX) under the terms of a technical services agreement, dated August 11, 2003, between ChinaCast Technology (Shanghai) Limited (CCT Shanghai), ChinaCast Co., Ltd. (CCL), Li Wei and CCLX, as amended on March 29, 2004 (the “Technical Services Agreement”). Our Chairman Yin Jianping owns 20% of Tibet Tiantai Investment Management Co., Ltd., a company that owns 70% of CCL. CCL owns 90% of CCLX. Under the terms of the Technical Services Agreement, CCLX is obliged to pay ChinaCast, through its subsidiaries, a monthly service fee for the services rendered by ChinaCast. The service fee is an amount equivalent to the total revenue earned by CCLX, less operating expenses reasonably incurred in the course of conducting the business for which ChinaCast and its subsidiaries provide technical services.
     In connection with the Technical Services Agreement ChinaCast Technology (BVI) Limited (CCT) and CCT Shanghai, on the one hand, and CCLX, CCL and Li Wei, on the other hand, have also entered the Revenue and Cost Allocation Agreement, effective as of October 1, 2003. Pursuant to this agreement ChinaCast’s customers may engage one of ChinaCast or its subsidiaries directly to provide the required satellite broadband services. If the customers appoint CCT or CCT Shanghai directly, ChinaCast will subcontract the performance of the service to CCLX and pay CCLX up to 10% of the revenue received from the engagement or such other amount as determined by CCT or CCT Shanghai, as the case may be, in its absolute discretion. CCT or CCT Shanghai will reimburse CCLX for expenses incurred by CCLX in relation to customer service, IT support, network operation and finance.
     Departure of Principal Officer/Appointment of Officers
     On February 2, 2007, Kin Shing Li resigned from his position as the President and Chief Executive Officer of the Company. There were no disagreements between Mr. Li and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation.

     Subsequently, the Board appointed Ron Chan Tze Ngon to serve as the Company’s Chief Executive Officer and appointed Antonio Sena to serve as its Chief Financial Officer and Corporate Secretary. Information regarding Mr. Chan and Mr. Sena follows:
     Ron Chan Tze Ngon was the Chief Executive Officer of ChinaCast Communication Holdings Limited, responsible for ChinaCast’s strategic direction and shaping its various business models. Mr. Chan was appointed Chief Executive Officer in 1999 at ChinaCast’s inception. Mr. Chan worked as a sales executive in Sun Hung Kai (China) Limited from 1983 to 1985, and from 1985 to 1986 was sales manager for Unisys China Limited. From 1987 to 1988, he was strategic account manager for Unisys Asia Limited, and thereafter joined Unisys Hong Kong Limited as a sales director until 1990. Mr. Chan then joined CL Computer China/Hong Kong Limited as its general manager prior to founding, in 1993, Technology Ventures Holdings, an information technology company currently listed on the Hong Kong Stock Exchange. Mr. Chan holds a Master of Science, Mathematics degree and a Master of Computer Science degree, both from Concordia University, Montreal, Canada.
     Antonio Sena was the Chief Financial Officer of ChinaCast Communication Holdings Limited, overseeing and coordinating the operation of its finance department as well as managing the financial functions. Mr. Sena is an Australian Chartered Accountant and ran his own management consulting practice prior to joining ChinaCast in 2004. Before that, he was the Chief Financial Officer of Fujitsu PC Asia Pacific and worked with the Byron Richfield Group in Hong Kong as Finance Director. From 1985 to 1990, he was the General Manager of Imagineering Asia, a large Australian listed IT distributor. Mr. Sena holds a Bachelor of Economics from the University of Sydney (Australia) and a Master of Commerce from the University of New South Wales. He is a fellow of CPA Australia.
     There are no family relationships among any of the executive officers or directors of the Company.
Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 4, 2007, the Company filed the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware effectuating the previously disclosed amendments to the Company’s Articles of Incorporation to change the Company’s name to ChinaCast Education Corporation and to increase the number of authorized shares of the Company’s common stock to 100,000,000.
Item 8.01   Other Events
      On February 8, 2007, the Company received notice from the NASDAQ Stock Market that its common stock, warrants and units will be quoted on the OTC Bulletin Board beginning February 9, 2007 under the following new symbols: common stock — “CEUC”; warrants — “CEUCW”; and units — “CEUCU.”

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Technical Service Agreement by and among ChinaCast Technology (Shanghai) Limited, the CCL Shareholders and ChinaCast Co., Ltd., dated November 15, 2000 (filed as Exhibit 10.8 to the Form S-4/A, filed November 14, 2006).

99.2	Revenue and Cost Allocation Agreement by and among ChinaCast Technology (Shanghai) Ltd., CCLX Shareholders and ChinaCast Li Xiang Co., Ltd. dated March 29, 2004 (filed as Exhibit 10.5 to the Form S-4/A, filed August 14, 2006).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: February 8, 2007	By:	/s/ Ron Chan Tze Ngon
		Name:	Ron Chan Tze Ngon
		Title:	Chief Executive Officer

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Exhbit Index

Exhibit No.	Description

99.1	Technical Service Agreement by and among ChinaCast Technology (Shanghai) Limited, the CCL Shareholders and ChinaCast Co., Ltd., dated November 15, 2000 (filed as Exhibit 10.8 to the Form S-4/A, filed November 14, 2006).

99.2	Revenue and Cost Allocation Agreement by and among ChinaCast Technology (Shanghai) Ltd., CCLX Shareholders and ChinaCast Li Xiang Co., Ltd. dated March 29, 2004 (filed as Exhibit 10.5 to the Form S-4/A, filed August 14, 2006).

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